BYLAWS
OF
STERLING CAPITAL VARIABLE INSURANCE FUNDS

AMENDED AND RESTATED
AUGUST 21, 2014

ARTICLE 1.

Agreement and Declaration of Trust and Principal Office
        1.1.	Agreement and Declaration of Trust.  These Bylaws shall be
subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Sterling Capital Variable Insurance Funds, the Massachusetts business trust established by the Declaration of
Trust (the "Trust").
        1.2.	Resident Agent of the Trust.  The Trust shall have an agent for service of process residing in The Commonwealth of Massachusetts.
        1.3.	Principal Office of the Trust.  The principal office of the Trust shall be located in Raleigh, North Carolina. The Trust may have such other offices as the Trustees may determine or as they may authorize.
ARTICLE 2.

Meetings of Trustees

        2.1.	Regular Meetings.  Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.
A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the shareholders.

        2.2.	Special Meetings.  Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board of Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.

        2.3.	Notice.  It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.
Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
        2.4.	Quorum.  At any meeting of the Trustees a majority of the
Trustees then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice to any Trustee who was present at the time of such adjournment; notice of the time and place of any adjourned session of such meeting shall, however, be given in the manner provided in Section 2.3 of these Bylaws to each Trustee who was not present at the time of such adjournment.
        2.5.	Action by Vote.  When a quorum is present at any meeting, a
majority of Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these Bylaws.
        2.6.	Action by Writing.  Except as required by law, any action
required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of
Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of the Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.
        2.7.	Presence through Communications Equipment.  Except as required by law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.
        2.8.	Emergency Procedures.  For purposes of this Section 2.8, an
emergency shall exist if, in the judgment of one or more officers of the Trust, action by the Trustees is necessary or desirable and a quorum of the Trustees or a Committee thereof cannot readily be assembled because of a catastrophic event. During the existence of an emergency, an emergency meeting of the Trustees or a Committee thereof may be called by any officer of the Trust by giving notice to the Trustees in the manner contemplated by
Section 2.3 of these Bylaws, but with only fifteen minutes advance notice.
The Trustee or Trustees in attendance at such emergency meeting shall constitute a quorum of the Trustees or the relevant Committee thereof at any such emergency meeting, and shall have all of the powers of the Trustees or the Committee thereof to conduct the business of the Trust and to take any action on behalf of the Trustees or the Committee thereof that is in accordance with applicable law, the Declaration of Trust, and these Bylaws. During the existence of an emergency, every Trustee attending a meeting of a Committee shall be an alternate member of that Committee, shall have all of the powers of a member of such Committee, and shall be deemed a member of such Committee for purposes of constituting a quorum of the Committee.
Failure of any Trustee to receive actual notice of an emergency meeting called pursuant to this Section 2.8 shall not affect the power of the Trustee or Trustees present at such meeting to exercise the powers described in this
Section 2.8. Promptly following any such emergency meeting, those Trustees present at such emergency meeting (or their delegate) shall notify all other Trustees of the matters discussed, and any actions taken, during the emergency meeting.
ARTICLE 3.

Officers
        3.1.	Enumeration:  Qualification.  The officers of the Trust shall be a President, a Treasurer, a Secretary who shall also be the Clerk, and a
Chief Compliance Officer and such other officers including a Chairman of the Trustees, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees, if one is elected, shall be a Trustee and may but need not be a shareholder; and any other officer may but not need be a Trustee or a shareholder.  Any two or more offices may be held by the same person.
        3.2.	Election.  The President, the Treasurer, and the Secretary shall be elected annually by the Trustees.  Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time.  Vacancies in any office may be filled at any time.
        3.3.	Tenure.  The Chairman of the Trustees, if one is elected, the
President, the Treasurer and the Secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.
        3.4.	Powers.  Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.
	3.5	Chairman.  The Board of Trustees may appoint a Chairman of the
Board of Trustees from among the Trustees. When necessary to satisfy Fund Governance Standards, such Chairman shall be an "independent trustee" (an "independent trustee" is a trustee who is not an "interested person" of the Trust as defined by the Investment Company Act of 1940, herein an "Independent Chairman"). An Independent Chairman shall not be an officer of the Trust. The Chairman, whether or not independent, shall preside at all meetings of the Board of Trustees at which he or she is present. The
Chairman shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Trustees or as may be required by law.

       3.6	President.  The President shall have the duties and powers
specified in these Bylaws and shall have such other duties and powers as may be determined by the Trustees. In the absence of the Chairman, the President shall preside at all meetings of the shareholders and of the Trustees. The President shall be the Trust's chief executive officer.
       3.7	Treasurer.  The Treasurer shall be the chief financial and
accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.
       3.8	Secretary.  The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust.  In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.
       3.9	Chief Compliance Officer.  The Chief Compliance Officer (a) shall be the Chief Compliance Officer of the Trust within the meaning of Rule 38a-1 (Compliance Procedures and Practices of Certain Investment Companies) under the Investment Company Act of 1940; (b) shall discharge his or her responsibilities under that rule, as from time to time in effect; (c) shall modify or supplement any policies and procedures initially approved by the
Board of Trustees under Rule 38a-1(a)(1), provided that any material changes shall be reported to the Board no later than in the annual report required by Rule 38a-1; and (d) shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Trustees.  No Trustee, Officer
or other employee shall directly or indirectly take any action to coerce, manipulate, mislead or fraudulently influence the Chief Compliance Officer in the performance of his or her duties under such Rule 38a-1.
       3.10	Resignations and Removals.  Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause.
Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.
ARTICLE 4.

Committees
        4.1.	Quorum; Voting.  A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.
ARTICLE 5.

Reports
        5.1.	General.  The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.
ARTICLE 6.

Fiscal Year
        6.1.	General.  Except as from time to time otherwise provided by the
Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

ARTICLE 7.

Seal
        7.1.	General. At the discretion of the Trustees, the Trust may have a seal. The seal of the Trust, if any, shall consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.
ARTICLE 8.

Execution of Papers
        8.1.	General.  Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President or by the Treasurer and need not bear the seal of the Trust.
ARTICLE 9.

Issuance of Share Certificates

        9.1.	Share Certificates.  In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

        9.2.	The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice-President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

        9.3.	Loss of Certificates.  In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

        9.4.	Issuance of New Certificates to Pledgee.  A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificates shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

        9.5.	Discontinuance of Issuance of Certificates.  The Trustees may at
any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not effect the ownership of shares in the Trust.
ARTICLE 10.

Provisions Relating to the Conduct of the Trust's Business
        10.1.	 Certain Definitions.  When used herein the following words shall have the following meanings: "Distributor" shall mean any one or more corporations, firms or associations which have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable shares issued by the Trust shall be offered and sold by such Distributor. "Manager" shall mean any corporation, firm or association which may at the time have an advisory or management contract with the Trust and any corporation, firm or association which may at any time have a sub-advisory contract relating to the Trust with any such Manager.
        10.2.	Limitation on Holdings by the Trust of Certain Securities and on
Dealings with Officers or Trustees.  The Trust may not purchase or retain shares or securities issued by an issuer if one or more of the holders of the shares or securities issued by an issuer or one or more of the officers or directors of such issuer is an officer or Trustee of the Trust or officer or director of the Manager and if one or more of such officers, Trustees or directors owns beneficially more than 1/2 of 1% of the shares or securities, or both, of such issuer and such officers, Trustees and directors owning more than 1/2 of 1% of such shares or securities together own beneficially more 5%
of such shares or securities.  Each officer and Trustee of the Trust shall keep the Treasurer of the Trust informed of the names of all issuers shares or securities of which are held in the portfolio of the Trust in which such officer or Trustee owns as much as 1/2 of 1% of the outstanding shares or securities.
       The Trust will not lend any of its assets to the Distributor or Manager or to any officer or director of the Distributor or Manager or any officer or Trustee of the Trust, and shall not permit any officer or Trustee or any officer or director of the Distributor or Manager to deal for or on behalf of the Trust with himself or herself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest; provided that the foregoing provisions shall not prevent (a)
officers and Trustees of the Trust or officers and directors of the
Distributor or Manager from buying, holding or selling shares in the Trust or from being partners, officers or directors of or otherwise financially interested in the Distributor or the Manager; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any
Rule or Regulation thereunder (together, the "1940 Act"); (c) employment of legal counsel, registrar, transfer agent, shareholder servicing agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; (d) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Manager is an officer or director or otherwise financially interested.
        10.3.	Limitation on Dealing in Securities of the Trust by Certain
Officers, Trustees, Distributor or Manager.  Neither the Distributor nor
Manager, nor any officer or Trustee of the Trust or officer or director of the Distributor or Manager shall take long or short positions in securities issued by the Trust; provided, however, that:
       (a)	the Distributor may purchase from the Trust and otherwise deal in shares issued by the Trust pursuant to the terms of its contract with the
Trust;
       (b)	any officer or Trustee of the Trust or officer or director of the
Distributor or Manager or any trustee or fiduciary for the benefit of any of them may at any time, or from time to time, purchase from the Trust or from the Distributor shares issued by the Trust at the price available to the public or to such officer, Trustee, director, trustee or fiduciary, no such purchase to be in contravention of any applicable state or federal requirement; and
       (c)	the Distributor or the Manager may at any time, or from time to time, purchase for investment shares issued by the Trust.
        10.4.	Securities and Cash of the Trust to be held by Custodian subject to certain Terms and Conditions.
       (a)	All securities and cash owned by this Trust shall be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $5,000,000 aggregate capital, surplus and undivided profits (any such bank or trust company being hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act; subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, this Trust may, or may permit any
Custodian to, deposit all or any part of the securities owned by this Trust in a system for the central handling of securities pursuant to which all securities of any particular class or series of any issue deposited within the system may be transferred or pledged by bookkeeping entry, without physical delivery. The Custodian may appoint, subject to the approval of the Trustees, one or more subcustodians.
       (b)	The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian.  Said contract and all amendments thereto shall be approved by the Trustees.
       (c)	The Trust shall upon the resignation or inability to serve of any
Custodian or upon change of any Custodian:

              (i).	in case of such resignation or inability to serve, use its
best efforts to obtain a successor Custodian;
              (ii).	require that the cash and securities owned by the Trust be
delivered directly to the successor Custodian; and
              (iii).	in the event that no successor Custodian can be found,
submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor Custodian, the question whether the Trust shall be liquidated or shall function without a Custodian.
        10.5.	Requirements and Restrictions Regarding the Management Contract.
Every advisory or management contract entered into by the Trust shall provide that in the event that the total expenses of any series of shares of the
Trust for any fiscal year should exceed the limits imposed on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Trust are offered for sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of such excess by a reduction or refund thereof.
        10.6.	Reports to Shareholders:  Distributions from Realized Gains.  The
Trust shall send to each shareholder of record at least semi-annually a statement of the condition of the Trust and of the results of its operations, containing all information required by applicable laws or regulations.
        10.7.	Determination of Net Asset Value Per Share.  Net asset value per share of each series of shares of the Trust shall mean: (i) the value of all the assets of such series; (ii) less total liabilities of such series; (iii) divided by the number of shares of such series outstanding, in each case at the time of each determination. The net asset value per share of each series shall be determined as of the normal close of trading on the New York Stock Exchange on each day on which such Exchange is open. As of any time other than the normal close of trading on such Exchange, the Trustees may cause the net asset value per share last determined to be determined again in a similar manner or adjusted to reflect changes in market values of securities in the portfolio, such adjustment to be made on the basis of changes in selected security prices determined by the Trustees to be relevant to the portfolio of such series or in averages or in other standard and readily ascertainable market data, and the Trustees may fix the time when such redetermined or adjusted net asset value per share of each series shall become effective.
       In valuing the portfolio investments of any series for determination of net asset value per share of such series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair value as determined by or pursuant to the direction of the Trustees, which in the case of short-term debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine. Dividends payable by the Trust shall be deducted as at the time of but immediately prior to the determination of net asset value per share on the record date therefor.
ARTICLE 11.

Shareholders' Voting Powers and Meetings
        11.1.	Voting Powers.  The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Article IV, Section 1 of the Declaration of Trust, provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) with respect to any Manager or Sub-Adviser as provided in
Article IV, Section 6 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4 of the Declaration of Trust,
(iv) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust, (v) to
the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.  The Shareholders of any particular series or class shall not be entitled to vote on any matters as to which such series or class is not affected. Except with respect to matters as to which the Trustees have determined that only the interests of one or more particular series are affected or as required by law, all of the Shares of each series or class shall, on matters as to which it is entitled to vote, vote with other series so entitled as a single class. Notwithstanding the foregoing, with respect to matters which would otherwise be voted on by two or more series as a single class, the Trustees may, in their sole discretion, submit such matters to the Shareholders of any or all such series, separately. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the
Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by shareholders.
        11.2.	Voting Power and Meetings.  Meetings of the Shareholders may be
called by the Trustees for the purpose of electing Trustees as provided in
Article IV, Section 1 of the Declaration of Trust and for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of
Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.
        11.3.	Quorum and Required Vote.  A majority of Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that holders of any series shall vote as a series, then a majority of the aggregate number of Shares of that series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series.  Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or the Declaration of Trust or these Bylaws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of the Declaration of
Trust or these Bylaws permits or requires that the holders of any series shall vote as a series, then a majority of the Shares of that series voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series is concerned.
        11.4.	Record Dates.  For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.
ARTICLE 12.

Amendments to the Bylaws
        12.1.	General.  These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

ARTICLE 13.

        13.1.	Proxy Instructions Transmitted by Telephonic or
 Electronic Means.
The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.